EXHIBIT 23.1

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Independent Auditors' Consent

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-62511 of Sun Bancorp, Inc. on Form S-3 of our report dated February 9, 1998, appearing in the Annual Report on Form 10-K of Sun Bancorp, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/Deloite & Touche LLP
-----------------------
Deloitte & Touche LLP
Philadelphia, Pennsylvania

October 13, 1998